UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2020

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors
On September 30, 2020, the Board of Directors of Constellation Brands, Inc. (“Constellation” or the “Company”) took action to expand the Board from twelve (12) to thirteen (13) members, effective January 4, 2021. Also on September 30, 2020, the Board of Directors took action to fill the additional Board seat by electing Nicholas I. Fink to serve as a member of the Board of Directors effective January 4, 2021.

Mr. Fink, age 45, has served as Chief Executive Officer of Fortune Brands Home & Security, Inc. (NYSE: FBHS) (“Fortune Brands”) since January 2020. From March 2019 to January 2020, he served as President and Chief Operating Officer of Fortune Brands. From July 2016 to March 2019, he served as President of Fortune Brands’ Global Plumbing Group. From June 2015 to July 2016, Mr. Fink served as Senior Vice President of Global Growth and Development of Fortune Brands. Prior to that, he served as President, Asia Pacific and South America of Beam Suntory, Inc., a global spirits company. As a current chief executive officer, Mr. Fink brings to the Board his expertise in executive leadership, extensive beverage alcohol, international business, and legal experience, and a proven track record of leveraging consumer insights to meet consumer needs in fast moving, highly regulated markets. Mr. Fink is a member of the Board of Directors of Fortune Brands.

The Board considers Mr. Fink to be an independent director under the Company’s categorical standards of independence and applicable New York Stock Exchange requirements. As a non-management member of the Board, it is anticipated that Mr. Fink will receive the compensation paid to non-management directors for service on the Board and its committees. However, as his service will commence outside the annual meeting timeframe, it is anticipated that the amount of his annual cash retainer, and the number of shares subject to his annual stock option grants and restricted stock unit awards, will be prorated from the date his service commences to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected. A description of the non-management director compensation program, filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2019, is incorporated herein by reference. Mr. Fink’s committee appointments will be determined at a subsequent date.

There are no arrangements or understandings between Mr. Fink and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Fink that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On October 2, 2020, Constellation issued a news release, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the election of Nicholas I. Fink as a member of the Company’s Board of Directors effective on January 4, 2021.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
For the exhibits that are furnished or filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(10)	MATERIAL CONTRACTS

(10.1)
Description of Compensation Arrangements, as of January 1, 2020, for Non-Management Directors (filed as Exhibit 10.6 to the Company’s Quarterly Report of Form 10-Q for the fiscal quarter ended November 30, 2019). *

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated October 2, 2020 (filed herewith).

* Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer